Exhibit 21.1

SANDISK CORPORATION

SUBSIDIARIES OF THE COMPANY

Name of Entity	State or Other Jurisdiction of Incorporation or Organization

Amplidata N.V.	Belgium

EasyStore Memory Limited	Ireland

Fusion-io Poland SP.Z.O.O.	Poland

Prestadora SD, S. de R.L. de C.V.	Mexico

SanDisk (Cayman) Limited	Cayman Islands

SanDisk (Ireland) Limited SanDisk (Thailand) Ltd.	Ireland Thailand

SanDisk Australia Pty. Ltd.	Australia

Sandisk Canada Corporation SanDisk Capital Global Ltd.	Ontario, Canada Cayman Islands

SanDisk Capital LLC	Delaware

SanDisk Cayman Holdings Limited	Cayman Islands

SanDisk China Limited	Ireland

SanDisk China LLC	Delaware

Sandisk Corporation	Delaware

SanDisk Denmark ApS	Denmark

Sandisk Federal, LLC	Delaware

SanDisk Flash B.V.	Netherlands

SanDisk France	France

SanDisk Germany GmbH	Germany

SanDisk Holding Limited	Cayman Islands

SanDisk Holdings B.V.	Netherlands

SanDisk Hong Kong Limited	Hong Kong

SanDisk India Device Design Centre Private Limited	India

SanDisk Information Technology (Shanghai) Co. Ltd.	China

Name of Entity	State or Other Jurisdiction of Incorporation or Organization

SanDisk International Limited	Ireland

SanDisk International Middle East FZE Sandisk Israel Ltd.	United Arab Emirates Israel

SanDisk Korea Limited	Korea

Sandisk Latin America, LLC SanDisk LLC	Delaware Delaware

SanDisk Manufacturing Americas, LLC	Delaware

SanDisk Pazarlama Ve Ticaret Limited Sirketi	Turkey

SanDisk Spain, S.L.U.	Spain

SanDisk Storage (Italy) S.R.L.	Italy

SanDisk Storage (Philippines) Corp.	Philippines

SanDisk Storage Malaysia Sdn. Bhd.	Malaysia

SanDisk Storage Pte. Ltd.	Singapore

SanDisk Switzerland Sarl	Switzerland

SanDisk Technologies LLC	Texas

Sandisk Technologies, Inc.	Delaware

SanDisk Trading (Shanghai) Co. Ltd.	China

SanDisk Trading Holdings Limited	Ireland

SanDisk UK Holdings Limited	United Kingdom

SanDisk UK Limited	United Kingdom

SMART Storage Systems GmbH	Austria

WD Technologies Nigeria Limited	Nigeria

Western Digital (Argentina) S.A.	Argentina

Western Digital (Vietnam) Limited Liability Company	Vietnam

Western Digital Do Brasil Comercio E Distribuicao De Produtos De Informatica Ltda.	Brazil

Western Digital GK	Japan